NL INDUSTRIES ANNOUNCES QUARTERLY DIVIDEND

FOR THE FOURTH QUARTER OF 2025 AT $.09 PER SHARE

DALLAS, TEXAS – October 30, 2025 –  NL Industries, Inc. (NYSE: NL) today announced that its board of directors has declared a quarterly dividend of nine cents ($0.09) per share on its common stock, payable on December 16, 2025 to shareholders of record at the close of business on November 21, 2025.

NL Industries, Inc. is engaged in the component products (security products and recreational marine components) and chemicals (TiO2) businesses.

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Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700